UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2005
Date of Report (Date of earliest event reported)

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)

2525 Dupont Drive
Irvine, California 92612
(Address of principal executive offices) (Zip Code)

(714) 246-4500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 7, 2005, Allergan, Inc. (“Allergan”) issued a press release announcing its operating results for the fourth quarter and year ended December 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In its press release Allergan included historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve month periods ended December 31, 2004, as well as the corresponding periods for 2003. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In the press release, Allergan reported the non-GAAP financial measures “adjusted earnings” and related “adjusted diluted earnings.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.

In the press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates. Constant currency sales as defined and presented by Allergan may not be comparable to similar measures reported by other companies.

Allergan is also holding a webcast and investor conference beginning at 7:00 a.m. Pacific Time on Monday, February 7, 2005 to disclose its financial results for the quarter and year ended December 31, 2004. The webcast can be accessed live through the Allergan website, www.allergan.com. Replays of the webcast will also be available from Monday, February 7, 2005 at 10:00 a.m. Pacific Time until Friday, February 11, 2005 at 9:00 p.m. Pacific Time, and can be accessed through www.allergan.com or by calling 1-800-427-2733 for domestic locations, or 1-402-220-2265 for international locations. A passcode will not be required.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report is not incorporated by reference into any filings of Allergan made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01. Financial Statements and Exhibits.

99.1	Allergan, Inc. press release dated February 7, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: February 7, 2005	By:	/s/ Douglas S. Ingram
		Name:	Douglas S. Ingram
		Title:	Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Allergan, Inc. press release dated February 7, 2005.

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